UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2010

ALLIANCE BANKSHARES CORPORATION
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-49976 (Commission File Number)	46-0488111 (I.R.S. Employer Identification No.)
14200 Park Meadow Drive #200
Chantilly, Virginia 20151
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (703) 814-7200
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On August 3, 2010, Alliance Bankshares Corporation (the “Company”) issued a press release announcing its financial results for the three and six months ended June 30, 2010. A copy of the Company’s press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
The Company prepares its financial statements under accounting principles generally accepted in the United States or “GAAP.” However, the press release refers to certain non-GAAP financial measures that we believe, when considered together with GAAP financial measures, provides investors with important information regarding the Company’s operational performance. An analysis of any non-GAAP financial measure should be used in conjunction with the results presented in accordance with GAAP.
Core earnings is a non-GAAP financial measure that reflects net income excluding taxes, loan loss provisions, OREO expenses, gains or losses on security transactions and fair value adjustments. These excluded items fluctuate and are difficult to predict and we believe core earnings provides the Company and investors a valuable tool to measure and evaluate the financial performance of the Company from period to period.
The information in this report, including the attached Exhibit 99.1, is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
          99.1 Alliance Bankshares Corporation press release dated August 3, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Bankshares Corporation (Registrant)
By:	/s/ Paul M. Harbolick, Jr.
Paul M. Harbolick, Jr.
Executive Vice President & Chief Financial Officer

Date: August 6, 2010